EXHIBIT 23

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form SB-2 (No. 333-68884), Form S-8 (No. 333-75344), Form S-8 (No. 333-97435) and Form S-8 (No. 333-108373) of MedicalCV, Inc. of our report dated June 6, 2003, except as to Note 16 for which the date is July 8, 2003 and except as to Notes 4 and 17 for which the date is March 19, 2004, relating to the financial statements, which appears in this Form 10-KSB/A.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 22, 2004